UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
January 10, 2005

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-22025	94-3096597
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 Frank Lloyd Wright Drive
P.O. Box 376
Ann Arbor, Michigan 48106
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(734) 930-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statement and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 3.02 Unregistered Sales of Equity Securities.

     Pursuant to the common stock purchase agreement of October 30, 2002 with Fusion Capital Fund II, LLC, on January 10, 2005 we sold a total of 4.8 million shares of common stock for a total of $12.0 million. As part of this transaction, we issued an additional 1,940,700 commitment shares to Fusion under the terms of the common stock purchase agreement. These shares were sold to Fusion in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, as they constituted a private placement transaction with a single accredited investor. This transaction completes the potential sales to Fusion under the common stock purchase agreement, and the resale by Fusion of the shares it has acquired will be pursuant to the S-3 registration statement filed with the SEC on October 15, 2003.

     A copy of the Company’s press release announcing this transaction is attached as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description
99.1	Press release of January 13, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2005

AASTROM BIOSCIENCES, INC.
By:	/s/ Alan M. Wright
Alan M. Wright
Senior Vice President, Administrative and Financial Operations, CFO

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